UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.

RESTAURANT BRANDS INTERNATIONAL ANNOUNCES FURTHER COMMITMENT TO TECHNOLOGY & INNOVATION

Josh Kobza Appointed New Chief Technology and Development Officer

As digital and technology developments occur at an ever greater pace in the QSR industry, today Restaurant Brands International (“RBI” or the “Company”) announces an investment in this critical space with the appointment of Josh Kobza to the new role of Chief Technology and Development Officer.

“Josh’s track record of success in his most recent role includes not only building a strong finance team but also leading the ambitious expansion of our brands globally,” said Daniel Schwartz, Chief Executive Officer of RBI. “This new challenge will allow him to continue to have a big impact on our success, in perhaps the most critical area of any consumer business today, by leading our digital and technology efforts globally for all three brands.”

Formerly serving as Chief Financial Officer of RBI, Kobza will be tasked with enhancing our brands’ guest experience through technology and innovation. Kobza will continue to lead the global development of our brands, BURGER KING®, TIM HORTONS® and POPEYES® around the world.

“I’m personally very excited for this new challenge and the opportunity to focus more intensely on our restaurants and guests”, said Josh Kobza, Chief Technology and Development Officer. “In this rapidly-changing market with many innovative new technologies becoming available to our industry, I’m looking forward to finding new ways technology can help us enhance the experience millions of guests have when they interact with our brands every day.”

RBI announced that Matt Dunnigan will replace Kobza as the new Chief Financial Officer. “Matt has successfully led all of RBI’s capital markets activities over the past years. He is a very experienced and natural successor, having served as Treasurer of RBI since October 2014” said Mr. Schwartz.

Item 5.02. (b) & (c)

On January 22, 2018, RBI announced a new commitment and investment into the development of digital and technology with the appointment of Josh Kobza as Chief Technology and Development Officer effective January 22, 2018. Mr. Kobza, who previously served as RBI’s Chief Financial Officer, will lead RBI’s digital and technology efforts globally for all three brands. In addition, Mr. Kobza will continue to lead the Global Development of RBI’s brands around the world.

Effective January 22, 2018, Matthew Dunnigan, 34, will assume the role of Chief Financial Officer. Mr. Dunnigan has served as RBI’s Treasurer since October 2014 with increasing responsibility and has successfully led all of RBI’s capital markets activities over the past years. Prior to joining RBI, Mr. Dunnigan served as Vice President of Crescent Capital Group LP from September 2013 through October 2014. Prior to that, Mr. Dunnigan served for three years as an Investment Professional for H.I.G. Capital. Mr. Dunnigan received his MBA from the Wharton School of Business. In connection with his appointment as Chief Financial Officer, the Compensation Committee approved the following compensation package for Mr. Dunnigan: an annual salary of $400,000, an annual bonus opportunity of 130% of his annual salary and an award of 100,000 options to purchase common shares of the Company which will be granted in February 2018 at the time the Company’s annual awards are granted.

There are no arrangements or understandings between Mr. Dunnigan and any other persons pursuant to which Mr. Dunnigan was selected as the Chief Financial Officer of the Company. There are no family relationships between Mr. Dunnigan and any director or executive officer of the Company and Mr. Dunnigan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill Granat
Date: January 22, 2018	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary